November 16, 2005 10:22:00 AM ET

Pipeline Data Reports Record Financial Results

Pipeline Data Inc. PPDA announced today record quarterly financial growth for the nine months ended September 30, 2005 in four key areas: gross revenue, gross profit, net profit and EBITDA. The results were largely attributable to continuing sales initiatives, the success of Pipeline Data Processing “PDP” and the receipt of the full impact of portfolio purchases made in the first quarter of 2005.

Gross revenue for the three months ended September 30, 2005 grew 50.5% to $6,280,880 from $4,172,339 for the three months ended September 30, 2004. For the nine month period ended September 30, 2005, gross revenue grew 53.2% to $17,034,862 from $11,122,193 for the first nine months in 2004.

Gross profit for the three months ended September 30, 2005 grew 104.5% to $1,591,691 from $778,514 for the three months ended September 30, 2004 and 101.9% from $2,171,291 for the nine months ended September 30, 2004 to $4,384,458 for the nine months ended September 30, 2005. Net profit was $284,828 for the three months ended September 30, 2005 as compared to a net loss of $163,771 for the three months ended September 30, 2004. Net profit for the nine month period ended September 30, 2005 grew to $510,511 from a net loss of $50,926 for the same period in 2004.

Despite posting record revenue for the quarter, gross revenue results were hampered by the effects of Hurricane Katrina. Specifically, several major hotel merchants in New Orleans and vicinity were forced to suspend operations during the period, and some may still be non-operational, resulting in a decrease in top line revenue but with a less discernable impact on net income.

EBITDA, which means earnings before interest, taxes, depreciation and amortization, for the three months ended September 30, 2005 was positive $385,843 as compared with negative $32,827 for the same period in 2004. For the nine months ended September 30, 2005, EBITDA was $834,246 compared to $214,478 for the nine months ended September 30, 2004.

Gross margin increased to 25.3% for the three months ended September 30, 2005 compared to 18.7% for the three months ended September 30, 2004. In addition, gross margin for the nine months ended September 30, 2005 grew to 25.7% from 19.5% for the nine months ended September 30, 2004.

About Pipeline Data Inc.:

Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data currently serves over 15,000 accounts.

Safe Harbor Statement:

The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company’s filing. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company’s growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the “safe harbor” created by the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ significantly from those discussed and/or implied herein.

Contact Information: Pipeline Data Inc. Lane Gordon, 617-405-2600 x228 Lane.Gordon@pipelinedata.com www.pipelinedata.com